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                                                                     EXHIBIT 5.1


        [Letterhead of Greenberg Traurig Hoffman Lipoff Rosen & Quentel]


                                                               September 3, 1997


Compass Plastics & Technologies, Inc.
15730 South Figueroa Street
Gardena, California  90248

Dear Sirs:

                  We are acting as counsel to Compass Plastics & Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1, filed on September 4, 1997 (the "Abbreviated Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration of 395,834 shares (the "Shares") of the Company's common stock, par value $.0001 per share. The Abbreviated Registration Statement relates to the same class of securities registered pursuant to the Company's Registration Statement on Form S-1 (File No. 333-28741) (the "Initial Registration Statement") declared effective at 4:00 p.m. on September 3, 1997 by the Securities and Exchange Commission (the "Commission").

                  We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Initial Registration Statement, will be validly issued, fully paid and non-assessable.


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                  We hereby consent to the filing of this opinion as an exhibit to the Abbreviated Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Initial Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                    Very truly yours,

                                                    GREENBERG, TRAURIG, HOFFMAN,
                                                    LIPOFF, ROSEN & QUENTEL